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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              TRAVELERS CAPITAL IV
             (Exact Name of Registrant as Specified in Its Charter)


         Delaware                                           06-1568099
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

c/o Travelers Group Inc.
388 Greenwich Street
New York, New York                                             10013
(Address of Principal Executive Offices)                     (Zip Code)

If this form relates to the registration          If this form relates to the
of a class of securities pursuant to Section      registration of a class of
12(b) of the Exchange Act and is effective        securities pursuant to Section
upon filing pursuant to General Instruction       12(g) of the Act and is
A.(c) please check the following box. /X/         effective pursuant to General
                                                  Instruction A.(d) please
                                                  check the following box. / /


Securities Act registration statement file number to which this form relates:
333-42575

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                        Name of Each Exchange on Which
      to be so Registered                        Each Class is to be Registered

6.850% TRUPS(R) Trust Preferred Securities            New York Stock Exchange
(and the Guarantee with respect thereto)

Securities to be registered pursuant to Section 12(g) of the Act:

                                     (None)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         See the information set forth under the headings "Description of Preferred Securities" and "Description of Guarantees" in the Registration Statement on Form S-3 of the Registrants, as filed with the Securities and Exchange Commission on December 18, 1997.

Item 2.  Exhibits.

         2.1 Registration Statement on Form S-3 (No. 333-42575) of the Registrants.

         2.2 Certificate of Trust dated September 19, 1996, of Travelers Capital IV, incorporated by reference to Exhibit 4.4 to the Registrants' Registration Statement on Form S-3 (No. 333-12439).

         2.3 Form of Amended and Restated Declaration of Trust for Travelers Capital IV ("Declaration of Trust"), incorporated by reference to Exhibit 4.9 to the Registrants' Registration Statement on Form S-3 (No. 333-12439).

         2.4 Form of Preferred Security, included in the Declaration of Trust.

         2.5 Form of Guarantee with respect to the Preferred Securities, incorporated by reference to Exhibit 4.17 to the Registrants' Registration Statement on Form S-3 (No. 333-12439).

         2.6 Form of Indenture between Travelers Group Inc. and The Chase Manhattan Bank, N.A., as Trustee, relating to the Junior Subordinated Debt Securities, incorporated by reference to
                  Exhibit 4.11 to the Registrants' Registration Statement on Form S-3 (No. 333-12439).



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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Act of 1934, the Registrants have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED:  January 16, 1998

                                           TRAVELERS CAPITAL IV

                                           By:  /s/ Irwin Ettinger
                                                    Irwin Ettinger, as Trustee

                                           By:  /s/ Heidi G. Miller
                                                    Heidi G. Miller, as Trustee

                                           TRAVELERS GROUP INC.

                                           By:  /s/ Robert Matza
                                                    Robert Matza
                                                    Vice President and Treasurer



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